UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2021

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously disclosed, during its examination of Whirlpool Corporation’s (the “Company”) 2009 U.S. federal income tax return, the IRS asserted that income earned by a Luxembourg subsidiary via its Mexican branch should be recognized as income on its 2009 U.S. federal income tax return. The Company believed the proposed assessment was without merit and contested the matter in United States Tax Court (US Tax Court). Both Whirlpool and the IRS moved for partial summary judgment on this issue. On May 5, 2020, the US Tax Court granted the IRS’s motion for partial summary judgment and denied Whirlpool’s. The Company appealed the US Tax Court decision to the United States Court of Appeals for the Sixth Circuit (Sixth Circuit), which heard arguments in June 2021.

On December 6, 2021, a three-judge panel of the Sixth Circuit, in a divided decision, affirmed the U.S. Tax Court decision (the “Ruling”). The Company is reviewing the Ruling in detail to determine the Company’s legal options going forward. The Company expects to record a reserve of approximately $95 million in the fourth quarter of 2021, which represents the expected increase in the Company’s income tax expense as a result of the Ruling. The reserve represents the aggregate additional tax expense, plus interest, for 2009 - 2019, which represents all of the Company’s tax years that were affected by the Ruling. The Company expects the adjusted free cash flow impact of the Ruling in 2022 to be nominal.

The Company continues to expect to achieve its full year 2021 earnings per share and adjusted free cash flow guidance.

Cautionary Statements Regarding Forward-looking Statements
Certain statements in this current report relating to the Company’s fourth quarter reserve, adjusted free cash flow impact and guidance expectations constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that our reserve and guidance expectations may prove incorrect. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.
Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2021
                            WHIRLPOOL CORPORATION

                            By:     /s/ JAMES W. PETERS
                            Name:     James W. Peters
                            Title:     Executive Vice President and Chief Financial Officer